UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On March 26, 2014, pursuant to a Cooperation Agreement between URS Corporation (the “Company”) and JANA Partners LLC (“JANA”), dated as of March 13, 2014 (the “Cooperation Agreement”), the Company’s Board of Directors was expanded from 10 to 14 members and the Board appointed Diane C. Creel, William H. Schumann, III, David N. Siegel and V. Paul Unruh, to fill the vacancies created (the “New Directors”). In addition, pursuant to the Cooperation Agreement, the Company agreed to include the New Directors on the Company’s slate of director nominees for the Company’s 2014 annual meeting of stockholders, which slate will also include eight of the Company’s incumbent director as nominees selected by the Board. At March 17, 2014, JANA reported that it was the beneficial owner of an aggregate of 6,745,623 shares of the Company’s common stock, or approximately 9.4% of the outstanding shares.

In addition, pursuant to the Cooperation Agreement, on March 27, 2014, Mr. Schumann was appointed to join the Compensation Committee of the Board, Ms. Creel and Mr. Unruh were appointed to the CEO Succession Committee of the Board, and Mr. Schumann and Mr. Siegel were appointed to the newly formed Value Creation Committee of the Board, together with previously incumbent directors John D. Roach and Timothy R. McLevish, who will serve as the Committee Chairman.  All elements of the New Directors’ compensation as members of the Board and its Committees will be consistent with other non-management members of the Board as disclosed in the Company’s Schedule 14A definitive proxy statement for its 2013 Annual Meeting of Stockholders (the “Proxy Statement”) under the caption “Information About the Board of Directors –Description of Non-Management Director Compensation,” filed with the SEC on April 15, 2013, except for standard increases in retainers and Board and committee attendance fees during the year.  The foregoing discussion of the Cooperation Agreement is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2014 and incorporated herein by reference.

2014 Base Salaries and Target Bonuses

On March 27, 2014, in connection with the periodic review of executive compensation by the Compensation Committee of the Board (the “Committee”), the Committee approved the following annual base salary levels, including some increases, and target bonus levels for the following executive officers of URS, effective March 29, 2014:

Name	Fiscal Year 2014 Base Salary	Fiscal Year 2014Target Bonus, as a % of Base Salary
Martin M. Koffel	$1,100,000	150%
Thomas W. Bishop	$552,080	75%
Reed N. Brimhall	$525,000	75%
H. Thomas Hicks	$717,500	100%
Gary V. Jandegian	$707,250	100%
Susan B. Kilgannon	$399,750	45%
Joseph Masters	$589,375	75%
George L. Nash, Jr.	$550,000	100%
Olga Perkovic	$355,000	40%
Randall A. Wotring	$648,900	100%
Robert W. Zaist*	$612,500	100%
* Former executive officer who was a Named Executive Officer in the Proxy Statement.

Adoption of 2014 Performance Metrics

On March 27, 2014, the Committee established the financial performance metrics for the Company’s executive officers under the Company’s Restated Incentive Compensation Plan (the “Plan”) for fiscal year 2014.  Pursuant to the Plan, executive officers and other specified employees are eligible to earn annual cash bonuses based on financial performance metrics that are defined in the Plan and established by the Committee.  At or near the beginning of each fiscal year, each executive officer is assigned a “Target Bonus,” expressed as a percentage of his or her base salary (as indicated in the preceding table), and then becomes eligible to earn a bonus based on the extent to which the financial results meet, exceed or fall short of the executive officer’s predefined financial performance goals.  The Plan also gives the Committee the authority and responsibility to adjust the Company’s actual GAAP financial results to take into account the objectively determinable impact of unexpected material events for purposes of determining the extent to which performance targets were satisfied.

For 2014, each of the executive officers named in the above table (other than Mr. Zaist, the individual who no longer serves as an executive officer) will be able to earn a bonus under the Bonus Plan based on three performance criteria, weighted equally (the “Executive Bonus Program”):

• earnings per share, calculated in accordance with GAAP;

• free cash flow, defined as net cash from operating activities less capital expenditures (“Free Cash Flow”); and

• return on invested capital, defined as after-tax operating income divided by the sum of average net debt and total stockholders’ equity for the applicable period (“ROIC”).

• The GAAP results will be adjusted to exclude the non-cash impacts of foreign exchange charges arising from the intra-company note between the U.S and Canada.

• The performance criterion for Mr. Zaist for 2014 is instead based on the extent to which URS Operating Income meets, exceeds or falls short of the budgeted goal for the year.

The Executive Bonus Program will permit recipients to earn up to 200% of target based on exceptional financial performance, as indicated by these three metrics.  Recipients may receive a bonus below target if financial performance falls short of the targets but still exceeds a minimum threshold.

Adoption of Long-Term Equity Incentive Plan

On March 27, 2014, the Committee approved the adoption of a new Long-Term Incentive Plan (“LTIP”) under the Company’s Restated 2008 Equity Incentive Plan (the “2008 Plan”), providing for the grant of equity awards to its executive officers and other specified employees.  Recipients of grants under the LTIP will receive restricted stock unit awards (“RSUs”), with half of each award consisting of time-based RSUs and the other half consisting of time- and performance-based RSUs.  The time-based RSUs will vest in equal annual tranches over three years from the date of grant.  The time- and performance-based RSUs will vest at the end of a three-year vesting period based on three performance criteria:  (i) 50% based on the Company’s achievement of a net income target measured on a cumulative basis over a three-year performance period for the three fiscal years immediately preceding the vesting date, as approved by the Committee for such period, (ii) 50% based on the Company’s achievement of a ROIC target measured on an average basis over a three-year performance period for the three fiscal years immediately preceding the vesting date, as approved by the Committee for such period, and (iii) the Company’s achievement of a relative total shareholder return (“TSR”) target, based on meeting or exceeding the TSR of the Russell 3000 index, measured over a three-year performance period for the three fiscal years immediately preceding the vesting date.  The time- and performance-based RSUs will permit recipients to earn share levels up to 200% of target based on exceptional financial performance as indicated by the net income and ROIC metrics; however, share payouts may not exceed 100% of target unless the relative TSR equals or exceeds the comparative composite index.  Recipients may receive shares below target if financial performance falls short of the targets but still exceeds a minimum threshold.

With respect to the Company’s executive officers (including one former executive officer who was a Named Executive Officer in the Proxy Statement), on March 27, 2014, the Committee approved the following annual equity awards pursuant to the LTIP for fiscal year 2014:

Executive Officer	Time-Based RSUs	Time- and Performance-Based RSUs
Martin M. Koffel	—	—
Thomas W. Bishop	10,000	10,000
Reed N. Brimhall	5,000	5,000
H. Thomas Hicks	12,500	12,500
Gary V. Jandegian	12,500	12,500
Susan B. Kilgannon	6,500	6,500
Joseph Masters	10,000	10,000
George L. Nash	12,500	12,500
Olga Perkovic	6,500	6,500
Randall A. Wotring	12,500	12,500
Robert W. Zaist	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: April 1, 2014	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer